EXHIBIT 99.1

      Island Resort Tours, Inc., and International Travel and Resorts, Inc.

                          COMBINED FINANCIAL STATEMENTS

                     Years Ended December 31, 2005 and 2004


                                      INDEX

                                                                         Page(s)
                                                                         -------

Report of Independent Registered Public Accounting Firm .................   1

Combined Balance Sheets .................................................   2

Combined Statements of Operations .......................................   3

Combined Statement of Changes in Stockholder's (Deficit) Equity .........   4

Combined Statements of Cash Flows .......................................   5

Notes to Combined Financial Statements .................................. 6 - 13

             Report of Independent Registered Public Accounting Firm
________________________________________________________________________________

Board of Directors
Island Resort Tours, Inc. and International Travel and Resorts, Inc. New York, New York

We have audited the accompanying combined balance sheets of Island Resort Tours, Inc. and International Travel and Resorts, Inc. (the "Companies") as of December 31, 2005 and 2004 and the related combined statements of operations, changes in stockholder's (deficit) equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the management of the Companies. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Companies are not required at this time to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies' internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of December 31, 2005 and 2004 and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that the Companies will continue as going concerns. As discussed in Note 2, the Companies incurred net losses of $510,961 and $91,061 during the years ended December 31, 2005 and 2004, respectively, have used cash in operations of $252,422 and $504,911 for the years ended December 31, 2005 and 2004, respectively, and has a working capital deficiency of $384,384 and an accumulated deficit of $451,402 at December 31, 2005. These factors, among others, raise substantial doubt about the Companies' ability to continue as going concerns. Management's plans in regard to these matters are also described in Note 2. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
May 1, 2006

      Island Resort Tours, Inc. and International Travel and Resorts, Inc.
                             Combined Balance Sheets
                        As of December 31, 2005 and 2004

                                     ASSETS
                                                              2005        2004
                                                              ----        ----
Current Assets
  Cash ..................................................  $ 201,174   $ 221,879
  Short term investments, restricted ....................     83,133      86,495
  Accounts Receivable, net of allowance for
    doubtful accounts of $14,515 at 2005 and 2004 .......    247,271     250,311
  Other current assets ..................................     75,356     119,533
  Taxes Receivable ......................................          -      55,000
                                                           ---------   ---------
    Total Current Assets ................................    606,934     733,218

Property and equipment, net .............................     32,558      35,835
                                                           ---------   ---------

Deposits ................................................     51,135      51,135
                                                           ---------   ---------

    Total Assets ........................................  $ 690,627   $ 820,188
                                                           =========   =========

                 LIABILITIES AND STOCKHOLDER'S (DEFICIT) EQUITY

Current Liabilities
  Accounts payable ......................................  $ 346,212   $ 213,231
  Other accrued liabilities .............................     77,907      66,562
  Deferred revenue ......................................     78,290      82,635
  Customer deposits .....................................    238,454     247,490
  Line of credit ........................................    200,000           -
  Due to stockholder ....................................     50,000           -
  Taxes payable .........................................        455           -
                                                           ---------   ---------

    Total Current Liabilities ...........................    991,318     609,918
                                                           ---------   ---------


    Total Liabilities ...................................  $ 991,318   $ 609,918
                                                           ---------   ---------

Commitments and contingencies (see note 6)

Stockholder's (Deficit) Equity
  Common stock ..........................................  $  11,000   $  11,000
  Contributed Capital ...................................    139,711     139,711
  Accumulated (Deficit) Retained Earnings ...............   (451,402)     59,559
                                                           ---------   ---------

    Total Stockholder's (Deficit)  Equity ...............   (300,691)    210,270
                                                           ---------   ---------

    Total Liabilities and Stockholder's (Deficit) Equity   $ 690,627   $ 820,188
                                                           =========   =========

           See accompanying notes to the combined financial statements

      Island Resort Tours, Inc. and International Travel and Resorts, Inc.
                        Combined Statements of Operations
                 For the Years Ended December 31, 2005 and 2004

                                                     Years Ended December 31,
                                                  -----------------------------
                                                      2005              2004
                                                      ----              ----

Total Revenues .............................      $ 2,579,641       $ 3,115,163

Cost of Revenues ...........................        1,518,548         1,370,386
                                                  -----------       -----------

Gross Profit ...............................        1,061,093         1,744,777

Operating Expenses
  General and administrative ...............        1,543,094         1,866,894
  Depreciation .............................           24,922            25,766
                                                  -----------       -----------

    Total Operating Expenses ...............        1,568,016         1,892,660
                                                  -----------       -----------

    Loss from Operations ...................         (506,923)         (147,883)

Other (income) expense
  Interest income ..........................           (2,235)           (1,296)
  Interest expense .........................            7,658                 -
                                                  -----------       -----------
    Total Other(Income)  Expense ...........            5,423            (1,296)
                                                  -----------       -----------

    Net loss before income taxes ...........         (512,346)         (146,587)

    Income tax benefit .....................           (1,385)          (55,526)

    Net Loss ...............................      $  (510,961)      $   (91,061)
                                                  ===========       ===========

           See accompanying notes to the combined financial statements

                 Island Resort Tours, Inc. and International Travel and Resorts, Inc.
                    Combined Statement of Changes in Stockholder's (Deficit) Equity
                            For the Years Ended December 31, 2005 and 2004
                                                                           Retained
                                                                           Earnings          Total
                                      Common Stock                       ------------    Stockholders'
                                  -------------------     Contributed    (Accumulated       Equity
                                  Shares      Amount        Capital         Deficit)       (Deficit)
                                  ------     --------     -----------    ------------    -------------
Balance at December 31, 2003         300     $ 11,000      $ 139,711      $ 150,620        $ 301,331
Net loss ...................           -            -              -        (91,061)         (91,061)
                                  ------     --------      ---------      ---------        ---------

Balance at December 31, 2004         300       11,000        139,711         59,559          210,270

Net loss ...................           -            -              -       (510,961)        (510,961)
                                  ------     --------      ---------      ---------        ---------

Balance at December 31, 2005         300     $ 11,000      $ 139,711      $(451,402)       $(300,691)
                                  ======     ========      =========      =========        =========

                      See accompanying notes to the combined financial statements

                                                  -4-

      Island Resort Tours, Inc. and International Travel and Resorts, Inc.
                        Combined Statements of Cash Flows
                 For the Years Ended December 31, 2005 and 2004

                                                         Year Ended December 31,
                                                         -----------------------
                                                            2005         2004
                                                            ----         ----
Cash Flows from Operating Activities:
  Net loss ...........................................   $(510,961)   $ (91,061)
  Adjustments to reconcile net loss to net cash
    used by operating activities:
      Depreciation ...................................      24,922       25,766
    Changes in operating assets and liabilities
      Accounts receivable ............................       3,040      220,742
      Other current assets ...........................      44,177      (45,455)
      Other assets ...................................           -      (22,500)
      Taxes receivable ...............................      55,000      (55,000)
      Taxes payable ..................................         455     (106,986)
      Accounts payable ...............................     132,981     (298,654)
      Other accrued liabilities ......................      11,345      (64,491)
      Deferred revenue ...............................      (4,345)      46,770
      Customer deposits ..............................      (9,036)    (114,042)
                                                         ---------    ---------

      Net Cash Used By Operating Activities ..........    (252,422)    (504,911)
                                                         ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment ..............     (21,645)     (16,064)
  Proceeds from short term instrument ................       3,362            -
  Investment in short term instrument ................           -       (6,415)
                                                         ---------    ---------

      Net Cash Used In Investing Activities ..........     (18,283)     (22,479)
                                                         ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from line of credit .......................     200,000            -
  Stockholder advances ...............................      50,000            -
                                                         ---------    ---------

      Net Cash Provided by Financing Activities ......     250,000            -
                                                         ---------    ---------

Net Decrease in Cash .................................     (20,705)    (527,390)

Cash at Beginning of Year ............................     221,879      749,269
                                                         ---------    ---------

Cash at End of Year ..................................   $ 201,174    $ 221,879
                                                         =========    =========

SUPPLEMENTAL DISCLOSURESE OF CASH FLOW INFORMATION
--------------------------------------------------
  Cash paid during the year for:
      Interest .......................................       7,658            -
      Income taxes ...................................           -      136,847

           See accompanying notes to the combined financial statements

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 1   NATURE OF BUSINESS

         Island Resort Tours, Inc.("IRT") and International Travel and Resorts, Inc. ("ITR") (combined to be known as the "Companies") are wholesalers of Caribbean travel primarily through established networks of travel agencies, and a provider of telephone and marketing support to a variety of Caribbean locations. International Travel and Resorts, Inc. was founded in 1975, and is incorporated in the state of New York. Island Resort Tours, Inc. was founded in 1989 and is also incorporated in the state of New York. Both companies are located at 300 East 40th Street, New York, New York.

NOTE 2   GOING CONCERN

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Companies as a going concern.

         However, the Companies have a net loss of $510,961 and $91,061 and net cash used in operations of $252,422 and $504,911 for the years ended December 31,2005 and December 31,2004, respectively. There is a working capital deficiency of $384,384, accumulated deficit of $451,402, and a stockholders' deficiency of $300,691 at December 31, 2005. These factors raise substantial doubt about the Companies' ability to continue as a going concern.

         Management believes that its profitability was unusually hindered in 2005 due to severe weather conditions in the Caribbean and Southeast region of the United States, and that with current plans to provide additional product content and expand its customer base that it will be able to provide more profitable operating results. However, because the Companies has had net loss from operations for the last two years, used most of their available credit line and given these financial results along with the Companies' expected cash requirements in 2006, unless the Companies quickly return to profitability, additional capital investment may be necessary to sustain the Company's operations.

         The financial statements do not contain any adjustments, which might be necessary if the Companies are unable to continue as a going concern.

         Subsequent to December 31, 2005, on March 6, 2006, the Companies were acquired by Dynamic Leisure Corporation (See Note 13)

NOTE 3   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         These combined statements as of December 31, 2005 and 2004 and for the years then ended, present the combined results of Island Resort Tours, Inc. and International Travel and Resorts, Inc. Accounting principles generally accepted in the United States of America require that combined financial statements of commonly owned companies within similar industries be combined when such presentation is more meaningful to the users. All significant intercompany accounts and transactions have been eliminated.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         Use of Estimates:

            The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions about the future outcome of current transactions which may affect the reporting and disclosure of these transactions. Accordingly, actual results could differ from those estimates used in the preparation of these combined financial statements.

         Cash and Cash Equivalents:

            For the purpose of the cash flow statement, the Companies consider all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

            Cash is maintained with a single financial institution in the United States. Deposits with this bank may exceed the amounts of insurance provided on such deposits. Generally, the deposits may be redeemed on demand and, therefore, bear minimal risk.

         Short-term Investments, Restricted:

            The Companies have investments in certificates of deposit as part of an agreement to have a letter of credit issued from the bank. These certificates of deposit are classified as a short-term investment since their six month terms are greater than the three month term used for consideration as a cash equivalent.

         Accounts Receivable

            Accounts Receivable result from amounts for either the sale of travel products or agreements with various hotels, for amounts such as co-op advertising support. The Companies regularly evaluate the collectibility of accounts receivable on an individual customer or supplier level, based on factors such as recent payment history and create an allowance as considered necessary. At December 31, 2005 and December 31, 2004 the allowance for doubtful accounts was $14,515.

            Accounts receivable for co-op advertising is generally also recorded as deferred revenue at its full value until used. Therefore, there is typically no allowance recorded.

         Property and Equipment:

            Property and equipment is stated at cost.

            Depreciation is computed using the straight-line method and is expensed based upon the estimated useful lives of the assets, ranging from three to five years.

            Expenditures for additions and improvements greater than $1,000 are capitalized, while repairs and maintenance are expensed as incurred. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated deprecation account are relieved, and any gain or loss is included in operations.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         Revenue Recognition:

            The Companies follow the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements" in which we recognize revenue when it is earned and realizable based on the following criteria: persuasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable and collectibility is reasonably assured. The Company also follows EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent".

            Merchant sales transactions are recorded at the gross selling price of travel products such as lodging on the date of customer travel. In a merchant sales transaction, the Companies provide travel products or services to consumers or travel agencies through a network of contractual arrangements with airlines, hotels, and other travel providers. Monies received by customers in advance of travel dates are recorded as a liability (Customer Deposits), until reported as revenue on the actual travel date.

            The Companies reported all other transactions at net, or the sales price of the product less the Companies' cost.

            Revenue from airline tickets is recognized when the tickets are issued. Revenue for other services paid as a retainer, fixed dollar, or fixed percentage amount are recognized when the service is provided.

         Income Taxes:

            The Companies account for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

         Concentration of Credit Risk and Other Concentrations:

            The Companies' ability to provide airline service availability to it customers at favorable prices is a key component of its ability to provide customers with travel packages and products. Gross bookings from three Airlines, American Airlines, Continental and Delta airline tickets accounted for approximately 54%, 18%, and 13% respectively of all tickets sold in 2005 and 51% 20% and 10% respectively in 2004. The Companies have negotiated rates and products with the airlines, that allow it to price certain products more favorably than some of its competitors. The loss of such contracts could have a negative affect on the Companies' business.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

            The Companies sell their travel products to travel agencies and also directly to the end user. In 2005, two agencies accounted for more than ten percent of total bookings. Magical Holidays accounted for 24.0% of bookings, while MCM Tour accounted for 17.0% of bookings. In 2004, Magical Holidays and MCM Tour were each responsible for 15.5% of total bookings.

            The Companies do have geographical risk with destinations since essentially all of its business is travel to the Caribbean region. This concentration potentially exposes the Companies to both political and weather risks of this region.

         Fair Value of Financial Instruments:

            Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

            The Companies' financial instruments include cash, accounts receivable, accounts payable, and accrued liabilities. The fair values of cash, accounts receivable, accounts payable and accrued liabilities approximated carrying values due to the short-term nature of these instruments.

         Advertising

            The primary vehicle for advertising the Companies' products has been printed materials such as informational or promotional brochures. Advertising costs are expensed when incurred and amounted to approximately $127,138 and $94,259 for the years ended December 31, 2005 and December 31, 2004, respectively.

         New Accounting Pronouncements:

            The Financial Accounting Standards Board has recently issued several new accounting pronouncements, which may apply to the Companies.

            In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). This statement replaces APB Opinion No. 20 "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented,

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

            this SFAS requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of equity or net assets for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this SFAS requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The Companies adopted this SFAS as of January 1, 2006. There is no current impact on the Companies' financial statements with the adoption of this FASB.

NOTE 4   PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at December 31:

                                                                     Estimated
                                                                    Useful Life
                                             2005         2004        in Years
                                          ---------    ---------    -----------
         Office furniture and equipment   $  99,086    $  89,108        3-5
         Software .....................      30,366       18,700        3-5
                                          ---------    ---------
         Total property and equipment .     129,452      107,808
         Less accumulated depreciation      (96,894)     (71,973)
                                          ---------    ---------
         Property and equipment, net ..   $  32,558    $  35,835
                                          =========    =========

         Depreciation expense was $24,922 in 2005 and $25,766 in 2004.

NOTE 5   LINE OF CREDIT

         IRT entered into a line of credit agreement with the Bank of New York ("the Bank") on December 5, 2001 for $200,000, which was later increased to $210,000. The agreement was for one year with extensions for a period of one year on the anniversary date unless the Bank elects not to extend the line of credit. The line of credit is collateralized by substantially all of the assets of IRT and a guarantee by the stockholder. As of December 31, 2005 and 2004, the loan balance was $200,000 and zero, respectively. The availability of the credit line was $10,000 and $210,000 for December 31, 2005 and 2004, respectively. The interest rate is variable and at December 31, 2005 was 8.25%.

NOTE 6   COMMITMENTS AND CONTINGENCIES

         Surety Bond

         IRT had outstanding at December 31, 2004 and 2005, a surety bond for $70,000 related to the Airlines Reporting Corporation to allow the purchase of airline tickets through a computerized ticket system. As part of the letter of credit agreement IRT is required to keep a collateral deposit in the amount of $22,500. The deposit is included in Other Assets - Deposits on the accompanying balance sheets.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         Letters of Credit

            There are two letters of credit outstanding at December 31, 2005 and 2004 totaling $80,000 each year and payable to the Airlines Reporting Corporation to allow the purchase of airline tickets through a computerized ticket system. As part of the letter of credit agreement, certificates of deposit are required with the issuer of the letter of credit for approximately the amount of the letters of credit and are reflected as short-term investments, restricted, on the accompanying balance sheets.

         Operating Lease:

            The Companies currently lease office space under a five year extension agreement effective April 2003. The Companies currently pay $11,167 per month. Rent expense for the years ending December 31, 2005 and 2004 were $139,166 and $138,821, respectively. Future lease obligations for 2006, 2007 and 2008 are $135,790 and $138,506
            and $46,472, respectively.

            The Companies currently leases two vehicles, both on which terms will end in 2007. Lease expense related to these vehicles was $19,436 and $22,393 in 2005 and 2004, respectively. Future lease obligations for 2006 and 2007 are $19,345 and $11,044, respectively.

NOTE 7   RELATED PARTY TRANSACTIONS

         As of the end of the year, IRT had outstanding a $50,000 payable to the stockholder of the Companies, classified as a short term liability. There are no contractual terms of a repayment date, and no interest is being accrued or expected to be paid related to the balance.

         The above related party transaction is not necessarily indicative of the amounts that would have been incurred had comparable transactions been entered into with independent parties.

NOTE 8   DEFERRED REVENUE

         The Companies work close with suppliers that agree contractually to provide advertising or promotional support. The amount of the supplier commitment is recorded in Accounts Receivable and Deferred Revenue and amounted to $78,290 and $82,635 at December 31, 2005 and 2004 respectively.

NOTE 9   CUSTOMER DEPOSITS

         Customer deposits represent money received for hotel bookings, future dates of travel. The Companies recognize the revenue and the related costs of product when the travel occurs. The balances at December 31, 2005 and 2004 were $238,454 and $247,490 respectively.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 10  COMMON STOCK

         As of December 31, 2005 and 2004, IRT had 100 shares of no par common stock issued and outstanding. As of December 31, 2005 and 2004, ITR had 200 shares of no par common stock issued and outstanding.

NOTE 11  RETIREMENT PLAN

         During 2005 and 2004, the Companies had a 401K retirement savings plan available to employees. The Companies provided a uniform percentage of the amount of saving by the employee up to three percent of gross salary. The expense related to this match for 2005 and 2004 was $5,253 and $6,073, respectively.

NOTE 12  INCOME TAXES

         The effective tax rate varies from the federal statutory rate as a result of the following items:

                                                             2005         2004
                                                             ----         ----

         Tax benefit computed at the federal statutory
           rate ......................................    $(174,198)   $(49,840)
         State and local taxes, net of federal benefit      (57,485)    (16,447)
         Other .......................................       14,598     (13,439)
         Change in valuation allowance ...............      215,700      24,200
                                                          ---------    --------
         Income tax provision/(benefit) ..............    $  (1,385)   $(55,526)

         The tax effect of temporary differences at December 31 were as follows:

                                                             2005         2004
                                                             ----         ----
         Asset:
         Net operating loss carryforward                  $ 239,900    $ 24,200
         Less: Valuation allowance ...................     (239,900)    (24,200)
                                                          ---------    --------
         Deferred tax asset ..........................    $     0.0    $    0.0

         Management has determined it is more likely than not that the above carrryforwards will not be realized, and accordingly a valuation allowance has been established for the full amount of the deferred tax asset. The change in the valuation allowance was an increase of approximately $215,700 in 2005. At December 31, 2005 the Companies had a net operating loss of approximately $534,389 available to offset future taxable income through the year 2025.

         The utilization of the carryforward is dependent upon the ability to generate sufficient taxable income during the carryforward period. In addition, utilization of the carryforward may be limited due to ownership changes as defined in the Internal Revenue Code.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 13  SUBSEQUENT EVENTS

         On March 6, 2006, the Dynamic Leisure Corporation ("Dynamic") purchased all of the issued and outstanding capital stock of Island Resort Tours, Inc. and International Travel and Resorts, Inc., for a purchase price of $4,783,300.

         The purchase price consists of a combination of cash ($1,500,000), 700,000 shares of Dynamic's common stock ($1,833,300 valued at the average closing price of the Dynamic's common stock for the five days before and five days after the acquisition dates), and a one-year secured Convertible Promissory Note in the principal amount of $1,450,000. The cash portion consists of $500,000 delivered at closing, with the balance to be delivered on or before May 5, 2006, following completion of audits of the financial statements of the Companies for the years ended December 31, 2004 and December 31, 2005. The balance of the cash payment will be reduced by any trade payables in excess of short-term liquid assets.

         Additional shares of common stock may be issued to the shareholder of the Companies, if as part of any subsequent business acquisitions on or before December 31, 2006, Dynamic issues its common stock to an acquiree/seller at a rate less than $1.50 per share. In such event, additional shares may be issued equivalent to the most favorable rate, but in no event at a rate less than $1.00 per share. Up to an additional 350,000 shares of common stock could be issued as a result of this adjustment provision.

         The Promissory Note is payable with interest at the rate of 9% per annum and matures on March 6, 2007 (the "Maturity Date"). The Note is convertible into Dynamic's common stock on or before the Maturity Date at a rate of $1.50 per share, and is secured by a lien on the assets of the Companies. The conversion rate may be adjusted downward if Dynamic, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share.

         Subsequent to the Closing Date, if Dynamic obtains cumulative net external financing of $3,500,000 or more prior to the maturity date, early repayment of 50% of the outstanding balance on the Note may be required by the stockholder. If Dynamic receives in excess of $7,000,000 in cumulative net external financing prior to the maturity date, an early repayment of the full outstanding balance on the Note may be required by the stockholder. Dynamic has agreed to include resale of the shares issued and those issuable upon conversion of the
         Note in the next registration statement.

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